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                       Consent of Independent Auditors



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 17, 1998 appearing on page 37 of Chromatics Color Sciences International, Inc.'s Annual Report on Form 10-K/A-2 for the year ended
December 31, 1998. We also consent to the references to us under the heading "Experts".


                                         /s/ Wiss & Company

                                         WISS & COMPANY, LLP


Livingston, New Jersey 07039
December 23, 1999